EXHIBIT 99.1

Social Reality 2014 Annual Revenue Up 50%

Q4 Revenue Up 92% Year-over-Year

Q1 2015 Revenue Guidance is $3.7M, a 560% increase Year-over-Year

Press Release: Social Reality, Inc. –

Los Angeles, CA.—Social Reality, Inc. (OTCQB: SCRI), an Internet advertising and platform technology company that provides tools to automate the digital advertising market, today announced its fourth quarter and full year financial results for 2014. Revenues for 2014 were $5,120,343, an increase of 50% over 2013.  Revenues for the fourth quarter of 2014 were $3,626,588, a 92% year-over-year increase from the fourth quarter of 2013 and a 447% increase sequentially over the third quarter of 2014.  The company also reported gross margins of 45% for 2014, which was an increase from 32% in 2013.

“While we are very pleased with our results for 2014, we are even more excited about the growth in 2015. Based on the increased current run rate we are experiencing, mainly due to our RTB platform, the integration of Steel Media, Five Delta and the addition of the Social Spotlight Media team, we expect Q1 2015 gross revenues to increase to $3,700,000, a 560% increase over Q1 2014,” said Christopher Miglino, Social Reality’s Chairman and CEO. “We continue to look for additional acquisitions, and we are very pleased with our organic business growth,” added Miglino.

Fourth Quarter and Year End 2014 Highlights

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Quarterly revenue of $3,626,588 represented a 92% increase over the fourth quarter 2013

•

71% of revenue for 2014 was generated in the fourth quarter

•

Annual revenue of $5,120,343 was a 50% increase over 2013

Three-month financial results for the period ended December 31, 2014

Revenues for the three months ended December 31, 2014, were $3,626,588, compared to $1,893,354 reported for the three months ended December 31, 2013. Gross profit increased to $1,900,976 for the three months ended December 31, 2014 compared to $644,108 for the same period of 2013.

For the quarter ended December 31, 2014, Adjusted EBITDA was ($119,000) compared to $28,000 in the fourth quarter of 2013. The company reported net loss of $1,925,891 or $0.08 per share, for the three months ended December 31, 2014, compared to a net loss of $262,948, or $0.01 per share loss, for the corresponding period of 2013.  The increase in the loss is mostly attributed to the one-time cost associated with the financing of the Steel Media acquisition, and infrastructure costs associated with servicing the growth of our RTB platform.

12-month financial results for the year ended December 31, 2014

Revenues for the year ended December 31, 2014 were $5,120,343 as compared to $3,413,353 for the year ended December 31, 2013. Gross profit increased to $2,328,395 for the 12 months ended December 31, 2014 compared to $1,087,009 for the same period of 2013.

For the year ended December 31, 2014, Adjusted EBITDA was $(1,866,000) compared to $(559,000) for 2013.  The company reported a net loss of $4,411,563, or $0.20 per share, for the year ended December 31, 2014, compared to a net loss of $1,747,440, or $0.12 per share for the 2013 period.

Balance Sheet as of December 31, 2014

Cash and cash equivalents totaled $1,843,393 at December 31, 2014. Current assets and total assets were $5,947,897 and $28,214,969, respectively, and current liabilities and total liabilities were $10,344,137 and $22,462,562, respectively.  At December 31, 2014 we had stockholders' equity of $5,752,407.

About Social Reality, Inc.

Social Reality, Inc. is an internet advertising company that provides tools that automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets.   For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve certain risks.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation,   our ability to grow our revenues and manage our gross margins; our history of losses; our limited operating history; risks associated with the integration of Steel Media and Five Delta; the terms of the Financing Agreement and their impact on our business and operations; risks associated with the terms of the Steel Note; the impact of our debt obligations on our liquidity and financial condition; the impact of the earn out payments to Mr. Steel on our cash flows in future periods; our possible need for additional financing and the requirement under the Financing Agreement to use the proceeds of any additional financings to reduce the obligations to the lender; risks associated with loss of access to the Facebook platform; risks associated with loss of access to RTB inventory buyers; the continued appeal of digital advertising; our dependence on our publishers; risks related to possible future acquisitions; the limited market for our Class A common stock; and the impact of penny stock rules on the trading in our Class A common stock, among others,  all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2014. Social Reality assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Social Reality, Inc.

Laura Knapp

Laura@SocialReality.com

323-694-9800 x114

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2014 AND 2013

	Years ended December 31,
	2014	2013

Revenues	$5,120,343	$3,413,353
Cost of revenue	2,791,948	2,326,344

Gross profit	2,328,395	1,087,009

Operating expense	6,066,611	2,521,984

Loss from operations	(3,738,216)	(1,434,975)

Interest expense	(673,347)	(312,465)

Loss before provision for income taxes	(4,411,563)	(1,747,440)

Provision for income taxes	—	—

Net loss	$(4,411,563)	$(1,747,440)

Net loss per share, basic and diluted	$(0.20)	$(0.12)

Weighted average shares outstanding	21,808,515	14,691,010

SOCIAL REALITY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013

Assets

Current assets:
Cash and cash equivalents	$1,843,393	$1,715,264
Accounts receivable, net	3,874,620	441,831
Prepaid expenses	222,532	46,109
Other current assets	7,352	5,018
Total current assets	5,947,897	2,208,222

Property and equipment, net	27,602	27,798

Goodwill and other intangibles	18,318,911	—
Deferred debt issue costs	2,907,736	—
Prepaid stock based compensation	1,008,019	1,662,074
Other assets	4,804	9,453

Total assets	$28,214,969	$3,907,547

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$2,882,120	$812,809
Note payable - related party	2,500,000	—
Notes payable, current portion	1,350,000	—
Unearned revenue	25,295	—
Contingent consideration payable to related party - current portion	3,586,722	—
Total current liabilities	10,344,137	812,809

Notes payable	7,713,014	—
Contingent consideration payable to related party - long term	3,145,401	—
Put liability	1,260,010	—
Total liabilities	22,462,562	812,809

Stockholders' equity:
Preferred stock, authorized 50,000,000 shares, $0.001 par value, Undesignated, 49,800,000 shares, no shares issued and outstanding	—	—
Series 1 Preferred stock, authorized 200,000 shares, 86,000 and 121,000 shares issued and outstanding, respectively	86	121
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 29,416,612 and 19,901,794 shares issued at December 31, 2014 and 2013, respectively, and 27,029,749 and 19,901,794 shares outstanding at December 31, 2014 and 2013, respectively	27,030	19,902
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued and outstanding	—	—
Additional paid in capital	13,143,153	6,081,014
Accumulated deficit	(7,417,862)	(3,006,299)
Total stockholders' equity	5,752,407	3,094,738

Total liabilities and stockholders' equity	$28,214,969	$3,907,547

SOCIAL REALITY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2014 AND 2013

	Year Ended December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(4,411,563)	$(1,747,440)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of stock based prepaid fees	654,055	237,587
Bad debts expenses	26,488
Stock based compensation	1,203,534	631,829
Amortization of debt issue costs	256,616	274,737
PIK interest expense accrued to principal	63,014	—
Accretion of contingent consideration	148,081	—
Accretion of put liability	27,716	—
Depreciation	14,829	7,184
Changes in operating assets and liabilities:
Accounts receivable	(1,196,572)	(388,010)
Prepaid expenses	(170,902)	(46,109)
Tax refunds receivable	—	38,000
Other current assets	17,514	(18)
Other assets	(804)	(445)
Accounts payable and accrued expenses	861,148	513,752
Unearned revenue	25,295	—
Cash used by operating activities	(2,481,551)	(478,933)

Cash flows from investing activities:
Cash paid for acquisition	(2,000,000)	—
Cash acquired in acquisition	32,038	—
Purchase of equipment	(6,856)	(19,982)
Cash used by investing activities	(1,974,818)	(19,982)

Cash flows from financing activities:
Sale of common stock	3,950,747	2,436,493
Cost of common stock sale	(16,291)	(48,111)
Proceeds from warrant offering	2,100	—
Proceeds from note payable	1,227,601	486,425
Repayments of note payable	—	(550,000)
Repurchase of common stock	—	(175,000)
Deferred offering costs	—	(5,453)
Debt issue costs	(579,659)	(36,162)
Cash provided by financing activities	4,584,498	2,108,192

Net increase in cash	128,129	1,609,277
Cash, beginning of period	1,715,264	105,987
Cash, end of period	$1,843,393	$1,715,264

Use of Non-GAAP Measure – Adjusted EBITDA

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as net income before income taxes, depreciation and amortization expenses, plus stock-based compensation and interest expense.  Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.  This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of Adjusted EBITDA to GAAP

	For the Three Months Ended December 31,		For the Years Ended December 31,
(unaudited, in thousands)	2014	2013	2014	2013
Net income (loss)	$(1,926)	$(263)	$(4,412)	$(1,747)
plus:
Equity based compensation	1,127	290	1,858	869
Adjusted net income (loss)	$(799)	$27	$(2,554)	(878)
Interest expense	675	(1)	673	312
Depreciation of property, plant and equipment	5	2	15	7
Adjusted EBITDA	$(119)	$28	$(1,866)	$(559)